Exhibit 31.1

CERTIFICATION

I, Halbert S. Washburn, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Breitburn Energy Partners LP for the fiscal year ended December 31, 2016; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Halbert S. Washburn
Halbert S. Washburn
Chief Executive Officer of Breitburn GP LLC (Principal Executive Officer)

Dated:    April 27, 2017